Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 5, 2006, relating to the financial statements of Independent Steel Company.

/s/ Hausser + Taylor LLC

Cleveland, Ohio

September 10, 2007